EXHIBIT 5.1


                [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]

                                                              File Number 881426




                                November 30, 2000



Arden Realty, Inc.
Fourth Floor
11601 Wilshire Boulevard
Los Angeles, California 90025


         Re:      Registration Statement on Form S-3
                  ----------------------------------


Ladies and Gentlemen:

         We have served as Maryland counsel to Arden Realty, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 290,000 shares of Common Stock, par value $.01 per share, of the Company ("the Shares"), issuable, together with the Preferred Share Purchase Rights (as hereinafter defined) attached thereto, to certain shareholders of the Company (the "Selling Stockholders") upon the exercise of certain stock options exercisable by the Selling Stockholders, and covered by the above-referenced Registration Statement, and any amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). As used herein, "Preferred Share Purchase Rights" means the rights to purchase hundredths of a share of the Company's Series A Junior Participating Preferred Shares, issued as a dividend to the holders of Common Stock, the terms of which are set forth in a Rights Agreement, dated as of August 14, 1998, as amended, between the Company and The Bank of New York, as Rights Agent. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

         1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission") under the 1933 Act;

         2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         3. The Bylaws of the Company, certified as of a recent date by an officer of the Company;

         4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

         5. A certificate executed by an officer of the Company, dated as of a recent date; and

         6. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

Arden Realty, Inc.
Page 2



         In expressing the opinion set forth below, we have assumed the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

         4. Any Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

         5. The Shares will not be issued in violation of any restriction or limitation contained in Article VII of the Charter, entitled "Restrictions on Ownership and Transfer to Preserve Tax Benefit."

         6. The Shares will be issued from time to time in accordance with the terms and conditions of a stock option plan or plans (the "Plans") which have been duly approved by the Board of Directors of the Company, or a duly authorized committee thereof.

         7. The form of certificates representing the Shares will conform in all respects to the requirements of Maryland law.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. Upon the issuance of the Shares in accordance with the applicable Plans and the due execution, countersignature and delivery of certificates representing the Shares, the Shares will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) duly authorized and, when and if delivered against payment therefor in accordance with the applicable Plans, will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement, and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except Latham & Watkins, counsel to the Company, in connection with its opinion issued on the date hereof with respect to the Registration Statement) without, in each instance, our prior written consent.

Arden Realty, Inc.
Page 3



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                      Very truly yours,




                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP